EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated February 11, 2004, except for Note 2 and Note 11 which are dated March 14, 2005 with respect to the consolidated financial statements of Landry’s Restaurants, Inc. (“the Company”) included in the Annual Report on Form 10-K for the year ended December 31, 2004 into the following:

I.	The Company’s Registration Statement on Form S-3 (No. 333-75886) relating to the Company’s shelf registration statement.

II.	The Company’s Registration Statement on Form S-8 (No. 333-104175) relating to the Company’s 2002 Employee/Rainforest Conversion Plan and the Company’s 2002 and 2001 Employee Agreements.

III.	The Company’s Registration Statement on Form S-8 (No. 333-93173) relating to the Company’s Amended and Restated 1995 Flexible Incentive Plan.

IV.	The Company’s Registration Statement on Form S-8 (No. 333-02862) relating to the Company’s Stock Option Plan.

V.	The Company’s Registration Statement on Form S-8 (No. 333-02854) relating to the 1995 Flexible Spending Plan.

VI.	The Company’s Registration Statement on Form S-8 (No. 033-81007) relating to the 1993 Stock Option Plan.

VII.	The Company’s Registration Statement on Form S-8 (No. 033-76500) relating to the 1993 Stock Option Plan and Nonqualified Formula Stock Option Plan for Non-Employee Directors.

/s/    Ernst & Young LLP

Houston, Texas

March 14, 2005